                                                                   EXHIBIT 10.2




                             TAYLOR PETROLEUM, INC.
                                LEASE AGREEMENT
                               TABLE OF CONTENTS


                                                        ARTICLE I
                                                     Leased Premises

         Section 1.01     Description of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 1.02     Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                        ARTICLE II
                                                           Term

         Section 2.01     Length of Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.02     Extension Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         Section 2.03     Holding Over by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                                       ARTICLE III
                                                           Rent

         Section 3.01     Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          A.      Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          B.      Rental Reduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          C.      Leased Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          D.      Proration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          E.      Rent for Extension Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 3.02     Terms of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.03     Taxes and Utility Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.04     Proration of Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 3.05     Right of Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

                                                        ARTICLE IV
                                                  USE OF LEASED PREMISES

         Section 4.01     Use of Leased Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          A.      Exclusive Right to Sell Motor Fuel and Use the Leased Equipment . . . . . . . . . .   9
                          B.      Use of Leased Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                          C.      Option to Purchase Leased Equipment . . . . . . . . . . . . . . . . . . . . . . . .  10
                          D.      Removal of Leased Equipment and/or Tenant's Capital Equipment . . . . . . . . . . .  10

                          E.      Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          F.      Signs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                        ARTICLE V
                                                  Landlord Improvements

         Section 5.01     Ownership of Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.02     Repairs and Maintenance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.03     Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                        ARTICLE VI
                                                        Insurance

         Section 6.01     Liability Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.02     Property of Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 6.03     Fire and Special Extended Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.04     Environmental Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 6.05     Certificates of Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                       ARTICLE VII
                                     Damage or Destruction to Landlord's Improvements

         Section 7.01     Destruction to Landlord's Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 7.02     Rent Abatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 7.03     Restoration Work  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

                                                       ARTICLE VIII
                                                      Eminent Domain

         Section 8.01     Effect of Non-Interfering Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.02     Effect of Interfering Partial or Entire Taking  . . . . . . . . . . . . . . . . . . . . . .  15
         Section 8.03     Allocation of Compensation Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                        ARTICLE IX
                                                Encumbrance of this Lease

         Section 9.01     Right to Pledge Leasehold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 9.02     Subordination of this Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section 9.03     Attornment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         Section 9.04     Landlord to Obtain Mortgagee-Tenant Non-Disturbance and Attornment Agreement  . . . . . . .  17

                                                        ARTICLE X
                                                Assignment and Subletting

         Section 10.01    Assignment and Subletting by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 10.02    Assignment by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                        ARTICLE XI
                                             Quiet Enjoyment Entry and Return

         Section 11.01    Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 11.02    Right of Entry  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 11.03    Return of Leased Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

                                                       ARTICLE XII
                                                         Default

         Section 12.01    Default by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 12.02    Bankruptcy by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 12.03    Taylor's Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 12.04    Default by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 12.05    Waiver of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE XIII
                                                         Remedies

         Section 13.01    Landlord's Remedies for Tenant's Default  . . . . . . . . . . . . . . . . . . . . . . . . .  22

                                                       ARTICLE XIV
                                        First Right of Refusal and Purchase Option

         Section 14.01    Tenant's Right of Refusal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 14.02    Tenant's Purchase Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 14.03    Tenant's Closing of Purchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 14.04    Adjustments to Stated Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 14.05    Covenants Run with Title to Leased Premises . . . . . . . . . . . . . . . . . . . . . . . .  26

                                                       ARTICLE XV
                                         Arbitration of Certain Bonafide Disputes

         Section 15.01    Bonafide Disputes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Section 15.02    Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                                       ARTICLE XVI
                                                      Miscellaneous

         Section 16.01    Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 16.02    Estoppel Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 16.03    Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 16.04    No Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 16.05    Legal Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 16.06    Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 16.07    Memorandum of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 16.08    Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 16.09    Attorney's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 16.10    Texas Law to Apply  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 16.11    Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 16.12    Waiver of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 16.13    Time of Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 16.14    Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section 16.15    Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29


EXHIBIT

         A -     Legal Description
         B -     Leased Equipment
         C -     Tenant's Capital Equipment
         D -     Mortgagee - Tenant Non-Disturbance and Attornment Agreement
         E -     Tenant Estoppel Certificate
         F -     Taylor Leases
         G -     Rental Reduction calculation
         H -     Memorandum of Lease

                                LEASE AGREEMENT


STATE OF ____________   )                                       LOCATION NO. ___
                        )
COUNTY OF __________    )

         This LEASE AGREEMENT ("Lease") is made and entered into on this the St. day of March, 1992 by and between __________________________, a Texas corporation, hereinafter referred to as "Landlord," and TAYLOR PETROLEUM, INC., a Texas corporation, hereinafter referred to as "Tenant."

                                   ARTICLE I
                                Leased Premises

         Section 1.01 Description of Property. For and in consideration of the agreement, covenants and obligations hereinafter set out, Landlord does hereby lease and let unto Tenant, and Tenant does hereby lease from Landlord, the following described real property:

                        SEE EXHIBIT "A" ATTACHED HERETO

         Together with all buildings, structures, fixtures and other improvements constructed thereon as well as, all personal property including but not limited to the certain convenience store equipment and motor fuel sales, storage and dispensing equipment (more particularly described on Exhibit "B" attached hereto) and all and singular the rights, easements and appurtenances pertaining to the foregoing real property and usually had and enjoyed therewith, including but not limited to any right, title and interest of Landlord in and to adjacent streets, alleys, shopping centers, common areas, parking lots, other space or rights-of-way.

         Section 1.02 Definition. The real property, buildings, rights, easements and appurtenances described in Section 1.01 and Exhibit "A" are hereinafter collectively referred to as the "Leased Premises" and the personal property belonging to Landlord including motor fuel storage and dispensing equipment and convenience store equipment, more particularly described in Exhibit "B" is hereinafter referred to as the "Leased Equipment". The Leased Premises and the Leased Equipment are hereinafter collectively referred to as the "Leased Material".

                                   ARTICLE II
                                      Term

         Section 2.01     Length of Term.

         This Lease shall be for a primary term of ten (10) years, beginning on March 1,1992, and ending on February 28, 2002, subject to the other provisions of this Lease.

         Section 2.02 Extension Term. If Tenant is not then in default under any provision hereof, the term of this Lease shall be automatically extended for each of three (3) consecutive additional five (5) year terms upon the same terms and conditions contained herein unless Tenant gives Landlord at least ninety (90) days' prior written notice of its intent to terminate this Lease at the end of the primary ten-year term or any of the five-year extensions thereof.

         Section 2.03     Holding Over by Tenant. Except as provided in Section
4.01 B and C, if Tenant remains in possession of any portion of the Leased Premises after the expiration of this Lease as to that portion, or any extension thereof, Tenant shall be deemed to be occupying that portion of the Leased Premises as a Tenant from month-to-month, subject to all of the agreements, covenants and obligations of this Lease insofar as same are applicable to a month-to- month tenancy.

                                  ARTICLE III
                                      Rent

         Section 3.01     Rent.

         A. Leased Premises. As rental for the Leased Premises, Tenant agrees to pay Landlord the sum of $________ for the primary term of this Lease payable in installments of $________ per month, payable without demand; said rent and monthly installments being subject to downward adjustment in accordance with the provision of Subparagraph B hereinbelow.

         B. Rental Reduction. Landlord(s) and Tenant understand and agree that the Landlord(s) of this and the other Taylor Leases (as listed on Exhibit "F") have incurred indebtedness to The First National Bank of Boston, Metropolitan Life Capital and may have mortgaged, pledged assigned or encumbered the Taylor Leases and/or the real and personal property belonging to said Landlord(s) and referred to in each Lease as the Leased Premises or Leased Equipment to secure such indebtedness (the "Indebtedness"). Tenant's monthly rental under this Lease and in the Taylor Leases was set in relation to Landlord(s) monthly debt service obligation. After execution of the Taylor Leases, Landlord(s) intend to refinance the Indebtedness, meaning that Landlord(s) intend to find new or additional lenders; negotiate new loan agreements with existing lenders or reorganize or retire the Indebtedness in whole or in part. In the event Landlord(s) refinance the Indebtedness and obtain a reduction in the monthly debt service amount it is agreed by each Landlord(s) that Tenant will receive the benefit of a rental reduction to be determined in accordance with the terms and provisions hereof.

         It is the intent of Landlord(s) and Tenant that Tenant will be entitled to a rental reduction to the extent of one-half of the reduction, if any, in Landlord(s) principal payments due on the Indebtedness a result of such refinancing. In no event will Tenant's monthly rental be increased due to Landlord(s) refinancing of the Indebtedness. Landlord(s) shall calculate the rental reduction on July 31 and January 31 of each year beginning July 31, 1992 and ending January 31, 1995 and within thirty (30) days of any such refinancing(s) involving at least $1.0 Million in the aggregate of the Indebtedness during the period commencing with the execution of the Lease and ending January 31, 1995. Tenant shall be entitled to a total aggregate rental reduction equal to the total current straight-line principal payment required to be made by Landlord(s) (i.e. the total principal installment payments excluding any prepayments, deposits or end of term balloon payments; as of March 1, 1992 this amount is $95,111), the straight-line principal payments to be made under any new loan or refinanced part of the Indebtedness, multiplied by 0.5. For this calculation any current or refinanced loan or mortgage amortization principal payment excluding end of term balloon payments, will be converted to a straight-line amortization principal payment excluding end of term balloon payments using stated current interest rate and term of refinanced loan (see example calculation attached as Exhibit "G"). The total aggregate rental reductions will be rounded to the nearest whole dollar amount and will become effective on the first day of the month next following such calculation. The total aggregate rental reduction shall be allocated to each of the Taylor Leases in proportion that each such Lease's monthly rental payment bears to the current total rental payment on the Taylor Leases which is $164,471 as of March 1, 1992. This Lease's proportional allocation factor is __________ as of March 1, 1992 and the rental reduction for this Lease shall be determined by multiplying any total rental reduction by the allocation factor corresponding to this Lease as set forth above. Landlord(s) and Tenant agree to execute a written certificate confirming the new monthly rental amount due under each of the Taylor Leases within thirty (30) days of each such rental reduction.

         C. Leased Equipment. As rental for the Leased Equipment, Tenant agrees to pay Landlord the sum of $_______ for the primary term of this Lease payable in installments of $________ per month.

         D. Proration. All rent for the first or last month shall be prorated on a calendar day basis if the term begins on other than the first of the month.

         E. Rent for Extension Terms. The monthly rental amount for the first five (5) year extended term' if any, as provided in Section 2.02 hereof shall be 110% of the monthly rental amount set forth in Paragraph A of this
Section 3.01. Similarly, the monthly rental amount for each of the two other successive five (5) year extended terms hereof, if any, shall be 115.5% and 121.3% respectively of said rental amount set forth in Paragraph A of this Section 3.01. All other terms and conditions of this Lease shall remain the same for any extension terms.

         Section 3.02     Terms of Payment.

         Rent. Rent for the Leased Premises and Leased Equipment shall be payable on or before the first day of each month during the term of this Lease to Landlord at P.O. Box 9000, Amarillo, Texas, 79105-9000, Attention: Larry Jack Taylor, or at such other place as Landlord may from time to time designate.

         Section 3.03 Taxes and Utility Charges. Landlord covenants and agrees to provide the facilities necessary to enable Tenant to obtain and enjoy all necessary utilities for the Leased Premises. Tenant agrees to pay as due all ad valorem or real property taxes assessed or levied on the Leased Premises and all personal property taxes on the Leased Equipment located on the Leased Premises during the term hereof except that Tenant may (but shall not be required to) dispute or contest any such assessment or levy in which case the disputed item need not be paid until finally adjudged to be valid. Landlord represents and warrants that all taxes affecting the Leased Premises for periods prior to the term hereof have been paid and Landlord further agrees to provide Tenant with copies of all tax assessments and bills on a timely basis. Tenant agrees to pay all utility charges incurred by Tenant on said premises, including charges for water, gas, heat, light, sewer, waste water, garbage removal and telephone service.

         Section 3.04 Proration of Charges. Real and personal property taxes, insurance premiums and utility charges assessed or to be assessed for the years in which the term of this Lease shall commence or terminate shall be prorated as of the date of commencement and termination of this Lease. Landlord shall be obligated to pay Tenant promptly for that part of real property tax attributable to the portion of any tax year which is not included in the term of this Lease and which has been paid by Tenant.

         Section 3.05 Right of Offset. Landlord agrees that in addition to any and all other remedies that may be available to Tenant by law or otherwise, Tenant may offset against any present or future obligations to make payments to Landlord under this Lease, any claim, damage, liability or expense from any cause or any other amount that becomes due Tenant pursuant to the terms of that certain Stock Acquisition Agreement dated March ____, 1992 (the "Stock Acquisition Agreement") or pursuant to the terms of this Lease. Similarly, Tenant agrees that Landlord may offset against any present or future obligations to make payments to Tenant under this Lease any claim, damage, liability or expense from any cause or any other amount that becomes due Landlord pursuant to the terms of that certain Stock Acquisition Agreement.

                                   ARTICLE IV
                             USE OF LEASED PREMISES

         Section 4.01 Use of Leased Premises. Tenant shall be entitled to use and occupy the Leased Premises during the term of this Lease for any lawful purpose including, but not necessarily limited to, the operating of a drive-in grocery with motor fuel sales facilities, which may include the sale and offering for sale of all the goods, foods, wares and merchandise including alcoholic beverages and tobacco products and the performance of such services as are usually incident to such business. Tenant may at any time during the term of this Lease change the nature of the business operation conducted on the Leased Premises or Tenant may at any time cease business operations in whole or in part, temporarily or permanently, as it may deem necessary or prudent; provided, however, Tenant shall continue to maintain the Leased Premises and shall keep the Leased Premises insured as provided herein. Landlord and Tenant agree to cooperate with each other and to execute any additional documents reasonably necessary to assure Tenant's use and enjoyment of the Leased Premises.

         A. Exclusive Right to Sell Motor Fuel and Use the Leased Equipment. Landlord hereby grants Tenant the exclusive right to store and sell motor fuels at the Leased Premises. Landlord has heretofore installed or acquired certain motor fuel storage, selling and dispensing equipment on the Leased Premises and Landlord consents to Tenant's exclusive use, occupancy, operation, maintenance, repair, alteration, relocation, removal, disposal, modification, addition to or replacement of such motor fuel equipment being part of the Leased Equipment as defined herein.

         B. Use of Leased Equipment. Landlord has heretofore installed or acquired the "Leased Equipment". Landlord hereby consents to Tenant's exclusive use, occupancy, operation, maintenance, repair, alteration, relocation, removal, disposal, modification, addition to or replacement of the Leased Equipment including but not limited to the repair or replacement of underground storage tank; lines, dispenser; leak detector; pump; hoses, piping, wiring, canopies, kiosks, lights and monitoring devices. The Leased Equipment and any repairs thereto which may be made from time to time during the term of this Lease are and shall continue to be the sole and exclusive property of Landlord subject, however, to Tenant's Purchase Option Rights as Set forth in Subparagraph C of this Section 4.01; provided, however, Tenant may, in its sole discretion and without prior consent of Landlord remove and/or dispose of all or any item of the Leased Equipment and install Tenant': own equipment, apparatus, devices or other assets on the Leased Premises which may be in replacement of or in addition to the Leased Equipment and such replacement or additional equipment of the general type, character or nature of the items set forth on attached Exhibit "C' shall hereinafter be referred to as "Tenant's Capital Equipment" and shall be and remain the sole and exclusive property of Tenant (except in the case in which Tenant fails to cure a default hereunder and Landlord terminates this Lease as a result thereof pursuant to the provisions of Article XII, in which event title to replacement equipment installed inside the convenience store building shall be vested in Landlord subject the provisions of Section 9.01) which may be removed from the Leased Premises upon the expiration or termination of this Lease as provided in Subparagraph D hereof Notwithstanding the foregoing and Subparagraph A above, it is understood and agreed that any Leased Equipment that is removed or disposed of by Tenant during the term of this Lease shall be replaced by Tenant with comparable equipment which shall be and remain the personal property of Tenant and shall constitute Tenant's Capital Equipment Tenant shall maintain appropriate records of any part or parts of the Leased Equipment that may be removed from the Leased Premises, relocated to another site or otherwise disposed of and shall routinely provide Landlord with notice of the removal and disposal or relocation of any portion of the Leased Equipment and/or make its records of any such equipment removal, disposal, relocation or transfers available to Landlord upon reasonable request.

         C. Option to Purchase Leased Equipment. Landlord hereby grants Tenant an option to purchase the Leased Equipment at any time during the term of this Lease after March 1, 1995, (unless Tenant exercises its purchase option rights as provided in Sections 14.01 and 14.02 hereof in which case Tenant may purchase the Leased Equipment contemporaneously with such purchase of the real property) for a purchase price of $_______ if said option is exercised during the first year of the term of this Lease, or thereafter for a price which is reduced each year on the anniversary of the commencement date hereof by an amount which is 10% of the price set forth in this Subparagraph C of Section
4.01. Therefore, in the fourth year of the initial term hereof (March 1, 1995 to February 29, 1996), the purchase option price for the Leased Equipment shall be reduced to 70% of the price set forth above; in the fifth year, 60% of such price and so on; provided, however, if this Lease is extended beyond the initial ten-year term hereof, Tenant may acquire tide to the Leased Equipment by notifying Landlord of its desire to take title and tendering payment of the sum of $1.00 to Landlord. The option to purchase the Leased Equipment may be exercised by Tenant (or its designee) by giving Landlord written notice of its desire to purchase the Leased Equipment and the tendering of payment in the amount determined pursuant to the provisions hereof. Upon receipt of such notice and payment, Landlord shall promptly execute and deliver to Tenant a Bill of Sale evidencing transfer to Tenant of good unencumbered title to the Leased Equipment Landlord and Tenant agree to cooperate with each other in connection with conducting any tightness testing of the underground storage tanks and lines or taking environmental samples from the area surrounding the underground storage tanks and lines prior to completion of such sale. In the event Tenant exercises its purchase option rights with respect to the Leased Equipment, Tenant's obligation to pay the monthly Leased Equipment rental amount hereunder shall be automatically terminated, released and waived.

         D. Removal of Leased Equipment and/or Tenant's Capital Equipment. If Tenant exercises its purchase option and acquires title to the Leased Equipment and/or installs Tenant's Capital Equipment as provided herein, Landlord agrees that no part of the purchased Leased Equipment or Tenant's Capital Equipment shall become or be deemed to be a fixture or a part of the realty under any circumstance whatsoever. At any time after March 1, 1995 (unless Tenant exercises its purchase option rights as provided in Article XIV hereof in which case Tenant may remove any purchased Leased Equipment or Tenant's Capital Equipment at any time thereafter) and prior to the final expiration or termination of this Lease, Tenant shall have the right at its sole discretion to enter the Leased Premises and remove the purchased Leased Equipment and Tenant's Capital Equipment, or any part thereof, or take whatever action it deems necessary or advisable with respect thereto. Any such removal shall be accomplished in a good and workmanlike manner at Tenant's sole cost and expense. Any excavations will be filled to grade level but Tenant will not be required to repave unless otherwise specifically requested by Landlord in writing within ten (10) days of Tenant's notice of intention to excavate and remove any such buried equipment. Tenant may, by paying one or more additional months' rental, extend the period during which it may enter the Leased Premises and remove its equipment but not to exceed a total of ninety (90) days. Any Leased Equipment or Tenant Capital Equipment Dot removed prior to the expiration of the term of this Lease or the ninety (90)-day holdover period if Tenant so elects as provided herein shall be forfeited and shall become the personal property of Landlord.

         E. Regulatory Compliance. Landlord represents and warrants that to the best of its knowledge, the Leased Equipment has been operated prior to the term hereof in compliance with the appropriate federal, state and local statutes, ordinances, regulations or requirements and is currently in compliance therewith. Tenant agrees to use its best efforts to maintain the operation of the Leased Equipment in compliance with the appropriate Federal, state and local statutes, ordinances, regulations or requirements throughout the term of this Lease. If any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal, or other remedial work (collectively the "remedial work") is required under any applicable federal, state, or local law or regulation, by any judicial order, or by any governmental entity, Tenant shall perform or cause to be performed the remedial work in compliance with such law, regulation, order or agreement; provided, that Tenant may withhold such compliance pursuant to a good faith dispute regarding the application, interpretation, or validity of the law, regulation, order or agreement. if Tenant shall fall to timely commence, or cause to be commenced, or fails to diligently prosecute to completion, such remedial work, Landlord may, but shall not be required to cause such remedial work to be performed, and all reasonable costs and expenses thereof, or reasonably incurred in connection therewith shall be paid by Tenant. AU such costs shall be due and payable upon demand therefor by Landlord. Notwithstanding any provision of this Lease to the contrary, Tenant will be permitted to contest or cause to be contested, subject to compliance with the requirements of this paragraph, by appropriate action any remedial work requirement, and Landlord shall not perform such requirement on its own or Tenant's behalf, so long as no default under this Lease has occurred and is continuing under this Lease and Tenant has given Landlord written notice that Tenant is contesting or shall contest or cause to be contested the application, interpretation, or validity of the governmental law, regulation, order, or agreement pertaining to the remedial work by appropriate proceedings conducted in good faith with due diligence; provided, such contest shall not subject Landlord or any assignee of its interest (including any person having a beneficial interest) in the Leased Premises to civil liability.

         F. Signs. Tenant shall have the right to erect signs on any portion of the Leased Premises, including but not limited to exterior walls of Landlord's Improvements, subject to all applicable laws. Landlord shall cooperate with Tenant if necessary to obtain permits to erect such signs. Tenant shall repair any damage to the Leased Premises due to removal of such signs.


                                   ARTICLE V
                             Landlord Improvements

         Section 5.01 Ownership of Improvements. Tenant acknowledges that Landlord has installed and erected certain improvements including buildings, plumbing, wiring, driveways, parking lots, and sidewalks which are affixed to the real property leased hereunder and have become a part thereof and are herein referred to as "Landlord's Improvements". Landlord represents and warrants that to the best of Landlord's knowledge, Landlord's Improvements are in compliance with appropriate building and zoning codes and all federal, state and local statutes, ordinances, regulations or requirements, if any, are in good working order and are suitable for their intended purpose. All Landlord's Improvements shall remain upon and be surrendered with the Leased Premises upon termination of this Lease. Unless otherwise agreed, any alterations or additions to Landlord Improvements installed by Tenant pursuant to the provisions of Section 5.03 hereof shall also remain upon and be surrendered with the Leased Premises upon termination of this Lease; provided, however, Tenant at its own expense may remove (within the removal or holdover period provided in Section 4.01) any trade fixtures which it may have installed upon these Leased Premises during the term of the Lease. Tenant shall, at its sole expense, make reasonable repairs to any portion of Landlord's Improvements, the Leased Premises and Leased Equipment damaged by the removal of said trade fixtures and signs and to restore them to their condition prior to such removal subject to ordinary wear, tear and effects of the elements.

         Section 5.02 Repairs and Maintenance. Tenant, at its own expense shall maintain and keep the Leased Material in good repair, provided, however, that Landlord shall be responsible for repair and maintenance of the structural aspects of Landlord's Improvements including but not limited to the foundation and walls. Tenant shall maintain routine maintenance of driveways and parking areas. Landlord will be responsible to repair/replace driveways and parking areas when repairs over 50% of the area is required. Tenant shall be responsible for painting parking stripes on the driveway and parking area. Tenant shall maintain the roof, windows, plumbing, pipes, wiring, doors, air conditioning and heating equipment and interior walls in good repair. In the event Tenant shall neglect to reasonably maintain the Leased Material after receiving thirty (30) days' prior written notice of the necessity of any such repair, Landlord shall have the right to cause such repairs or corrections to be made and to charge the reasonable cost thereof to Tenant as additional rental. If total replacement of heating or air conditioning equipment is required during the term hereof, Landlord shall bear such expense. if estimated repair costs exceed 70% of estimated replacement costs such repair shall be deemed to be a total replacement. For purposes of this provision, unless otherwise agreed, cost estimates will be provided by at least three contractors reasonably acceptable to Landlord and Tenant.

         Section 5.03 Alterations. Tenant shall have the right to make changes or alterations to Landlord's Improvements or Leased Equipment on the Leased Premises; provided, however, that any such changes or alterations shall be made in all cases subject to the following conditions which Tenant agrees to observe and perform:

         A. No change or alterations to Landlord's Improvements shall at any time be made which shall impair the structural soundness of the Landlord's Improvements and any alterations involving a structural change shall require Landlord's prior written consent which shall not be unreasonably withheld or delayed.

         B. No changes or alterations to Landlord's Improvements shall be undertaken until Tenant shall have procured and paid for all required municipal and other governmental permits and authorizations of the various municipal departments and governmental subdivisions having jurisdiction.

         C. All work done in connection with any change or alteration to Landlord's Improvements or Leased Equipment shall be done in a good and workmanlike manner.

         D. Tenant shall use its best efforts to perform such alterations without subjecting the Leased Premises to mechanic's and/or materialmen's liens and Tenant will promptly pay or cause to be released any such lien that may be filed.

                                   ARTICLE VI
                                   Insurance

         Section 6.01 Liability Insurance. Tenant covenants and agrees that it will at all times during the term of this Lease, or any extension thereof, at its own expense maintain and keep in force public liability insurance in an amount of at least $1,000,000, against liability for claims through the public use of or arising out of accidents occurring in, on, or around the Leased Premises, naming Landlord as an additional insured.

         Section 6.02 Property of Tenant. Tenant assumes all risk of damage to the Leased Equipment, Tenant's Capital Equipment and other personal property belonging to Tenant and located on the Leased Premises arising from any cause other than the willful or negligent acts or omissions of Landlord, its agents or assigns and including without limitation, loss by theft, fire and acts of God.

         Section 6.03 Fire and Special Extended Coverage. Tenant covenants and agrees to maintain in force, at all times during the term of this Lease at its own expense, a policy or policies of fire and extended special coverage insurance, in an amount equal to not less than ninety (90%) percent of the actual cash value of Landlord's Improvements and Leased Equipment on the Leased Premises. Such policy or policies shall name both Landlord and Tenant as named insureds and the financial lending institutions of Landlord provided, however, that all insurance proceeds shall be used to reconstruct the Leased Material unless otherwise mutually agreed by Landlord and Tenant.

         Section 6.04 Environmental Insurance. Tenant agrees to provide insurance if required by law or provide other assurances as specified by regulations or statutes of its ability to fulfill its responsibilities under applicable federal, state or other laws regarding the protection of the environment. if a policy of environmental liability insurance is provided by Tenant, such policy will name Landlord as an additional insured.

         Section 6.05 Certificates of Insurance. Tenant shall furnish Landlord with certificates of all insurance required in the foregoing paragraphs. The insurance is to be carried by one or more insurance companies licensed to do business in the state where the Leased Premises is located, or having a Best rating of "A" or better, or one of the Lloyds of London Companies, or is mutually approved by Landlord and Tenant. All of the insurance policies required in the foregoing paragraphs shall provide that they may not be cancelled before the expiration date thereof without giving fifteen
(15) days prior written notice to Landlord and the financial lending institution of Landlord named as an insured in the insurance policies. if Tenant does not provide such certificates upon Landlord's delivery of possession to Tenant, or if Tenant allows any insurance required under the foregoing paragraphs to lapse, Landlord may, if Tenant is in default and after notice and chance to cure as provided herein, at Landlord's option, take out and pay the premiums on the necessary insurance to comply with Tenant's obligations under the provisions of the foregoing paragraphs. Landlord is entitled to reimbursement from Tenant for all amounts spent by Landlord to procure and maintain such insurance.

                                  ARTICLE VII
                Damage or Destruction to Landlord's Improvements

         Section 7.01 Destruction to Landlord's Improvements. In the event any of Landlord's Improvements are partially or wholly damaged or destroyed or any other portion of the Leased Premises are totally or partially destroyed by fire, hurricane, storm, explosion or any other unavoidable casualty for which insurance coverage is required by this Lease, Tenant shall give notice to Landlord of such damage or destruction and Tenant shall employ reasonable efforts to restore said

Landlord Improvements and/or Leased Premises to good condition and fitness for occupancy, to the extent that the insurance proceeds provided under section
6.03 shall permit. Landlord acknowledges that all insurance proceeds received shall be available to Tenant for reconstruction except for insurance proceeds related to Tenant's personal property which may be retained by Tenant. If the insurance proceeds are insufficient to cover the cost of reconstruction of the Landlord's Improvements to a condition similar to that existing immediately prior to the damage or destruction the building or reconstruction costs in excess of said insurance proceeds shall be borne by Tenant. If Landlord requests that the Landlord Improvements be reconstructed in a manner which enlarges or enhances the nature of said Landlord Improvements when compared to that existing prior to the damage or destruction, the building or reconstruction costs in excess of said insurance proceeds shall be borne by Landlord and shall be payable to Tenant immediately upon demand.

         Section 7.02 Rent Abatement. During the period in which any reconstruction or repair is being performed, and until such repair or reconstruction is substantially completed, the Rent due Landlord shall be apportioned from the day following the casualty according to the portion of the Leased Premises or Led Equipment which remains usable to Tenant; provided, however, the total rental abatement for Tenant for any particular reconstruction or repair shall not exceed a period of 180 days or a period of 90 days after receipt of final insurance settlement payment, whichever first occurs.

         Section 7.03 Restoration Work. All work done in restoring the Landlord's Improvements shall be done in a good and workmanlike manner and in compliance with all laws, ordinances and requirements of all federal, state and municipal governments. All work done by Tenant in restoring the Leased Premises shall be done only after submitting to Landlord for their approval, which approval shall not be unreasonably withheld or delayed, written plans and specifications for all such work.

                                  ARTICLE VIII
                                 Eminent Domain

         Section 8.01 Effect of Non-Interfering Partial Taking. Eminent domain proceedings resulting in condemnation of part of the Leased Premises that leave the rest usable by Tenant without any significant operational disadvantages or interference for purposes of the business for which the Leased Premises are being used, will not terminate this Lease. The effect of partial condemnation will be to terminate the Lease as to the portion of the Leased Premises condemned and to reduce proportionately the Rent.

         Section 8.02 Effect of Interfering Partial or Entire Taking. In the event a partial taking of a portion of the Leased Premises or the entire Leased Premises through eminent domain proceedings results in Tenant being unable to continue its desired business operation as a practical matter or to operate such business profitably, Tenant shall have the right to terminate this Lease. Such termination of the Lease shall result in relieving the Tenant of any further obligations under this Lease except any outstanding obligations.

         Section 8.03 Allocation of Compensation Award. The compensation awarded for diminution of value of the Leased Premises in the eminent domain proceedings as a result of condemnation shall belong to the Landlord. Tenant shall be entitled to any portion of the condemnation award attributable to Tenant's loss of business, diminution in value of Tenant's leasehold interest and/or the cost of relocating Leased Equipment, Tenant's Capital Equipment or other personal property and business endeavor.

                                   ARTICLE IX
                           Encumbrance of this Lease

         Section 9.01 Right to Pledge Leasehold. Landlord grants, acknowledges, and consents to Tenant's right from time to time during the term hereof to mortgage, pledge, assign or otherwise encumber the leasehold interest herein granted to Tenant by landlord or any other of Tenant's property as long as Tenant is not in default hereof at the time of such encumbrance. Landlord hereby subordinates any statutory and contractual landlord liens with respect to Tenant's Capital Equipment and other personal property located on the Leased Premises to any such mortgage, pledge, lien, or encumbrance granted by Tenant hereunder or any modification, replacement, renewal, or extension thereof, provided, however, if and to the extent any such mortgagee, pledgee, or assignee of Tenant is given notice to cure a default by Tenant in payment of rent due under this Lease, and fails to cure such default for a period of three
(3) consecutive months from the date of receipt of such notice, then with respect to Tenant's Capital Equipment and Leasehold interest (excluding inventory) Landlord's subordination of its statutory and contractual landlord liens shall be deemed to have been waived and released.

         Section 9.02 Subordination of this Lease. This Lease and Tenant's rights under this Lease are subject and subordinate to any deed of trust or mortgage ("lien") currently in existence and provided landlord complies with the provisions of Section 9.04 below, all renewals, extensions, modifications, consolidations, and replacements of such lien, now or hereafter affecting or placed, charged, or enforced against the Leased Material or all or any portion of the building or any interest of Landlord in them or landlord's interest in this Lease and the leasehold estate created by this Lease. This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will execute, acknowledge, and deliver to landlord, at any time and from time to time, upon demand by Landlord, at Landlord's sole cost and expense such documents as may be requested by Landlord, or any mortgagee, to confirm or effect any such subordination, provided that Tenant receives a non-disturbance agreement described in Section 9.04 (a "Mortgagee-Tenant Non-Disturbance and Attornment Agreement"). If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) working days after written demand, Landlord, Landlord's successors and assigns, will be entitled to execute, acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant, coupled with an interest. Tenant, by this paragraph, constitutes and irrevocably appoints Landlord, Landlord's successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver any and all documents described in this Section for and on behalf of Tenant as provided in this Section. Any attorney-in-fact under this Section shall require that any document executed by the attorney-in-fact for Tenant shall be delivered conditioned upon Tenant receiving a Mortgagee-Tenant Non-Disturbance and Attornment Agreement from the holder of the lien for which the subordination or other document is delivered.

         Section 9.03 Attornment. Tenant agrees that if any holder of any lien encumbering any part of the Leased Premises (the "Purchaser") succeeds to Landlord's interest in the Leased Premises, after receipt of written notice, Tenant will pay to the Purchaser all rents subsequently payable under this Lease. Tenant agrees that in the event of enforcement by the trustee or the beneficiary under or holder or owner of any such lien of the remedies provided for by law or by such lien, Tenant will, upon request of the Purchaser, automatically become the tenant of and attorn to the Purchaser without change in the terms or provisions of this Lease. Upon request by Landlord or the Purchaser, and without cost to Tenant, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment or acknowledging the agreement to so attorn, provided that Tenant receives a Mortgagee-Tenant Non-Disturbance and Attornment Agreement as provided for in Section 9.04 below. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, landlord or the Purchaser will be entitled to execute; acknowledge, and deliver any and all such documents for and on behalf of Tenant as attorney-in-fact for Tenant, coupled with an interest. Tenant, by this paragraph, constitutes and irrevocably appoints Landlord or the Purchaser, as Tenant's attorney-in-fact, to execute, acknowledge, and deliver any and all documents described in this Section for and on behalf of Tenant, as provided in this Section. Any attorney-in-fact under this Section shall require that any document executed by the attorney-in-fact for Tenant shall be delivered conditioned upon Tenant receiving a Mortgagee- Tenant Non-Disturbance and Attornment Agreement.

         Section 9.04 Landlord to Obtain Mortgagee-Tenant Non-Disturbance and Attornment Agreement. If landlord has granted or hereafter grants a deed of trust or mortgage lien on the Leased Premises and/or Leased Equipment to a bank, lending institution, or otherwise ("Mortgagee"), landlord agrees to obtain from Mortgagee or its assigns a written attornment and non-disturbance agreement expressly providing for the recognition of the validity and continuance of this Lease in the event of foreclosure of landlord's interest or in the event of conveyance in lieu of foreclosure, as long as Tenant has not defaulted on the terms hereof and substantially in form of the attached Exhibit "D".

                                   ARTICLE X
                           Assignment and Subletting

         Section 10.01 Assignment and Subletting by Tenant. Tenant shall have the right to assign this Lease or sublet the Leased Premises and/or Leased Equipment in whole or in part, from time to time during the term hereof, without the written consent of Landlord; provided, however, Tenant shall remain primarily liable for its obligations as Tenant hereunder. In the event Tenant so requests and Landlord consents and executes a written release Tenant shall be released from any further obligation hereunder when an assignment of this Lease is made. It is understood that Landlord's consent to any such requested release may be withheld for any reason.

         Section 10.02 Assignment by Landlord. Landlord shall have the right to assign this Lease without Tenant's consent; provided however, that Tenant may continue to make rental payments and deliver notices and demands to original landlord until proper notice of such assignment and the identity of landlord's assignee has been received by Tenant.

                                   ARTICLE XI
                        Quiet Enjoyment Entry and Return

         Section 11.01 Quiet Enjoyment. Landlord covenants, represents and warrants that it has full right and power to execute and perform this Lease and to grant the leasehold estate demised herein and that Tenant upon payment of the rent herein provided and performance of the obligations contained herein, shall peaceably and quietly have, hold and enjoy the Leased Premises during the full term of this Lease and any extension or renewal thereof without hindrance or molestation by Landlord or any person claiming under Landlord.

         Section 11.02 Right of Entry. Upon at least twenty-four (24) hours notice, Landlord shall have the right to enter upon the Leased Premises during Tenant's normal business hours for the purpose of inspecting same, exhibiting the premises for sale or rent, and making necessary repairs to Landlord's Improvements; provided, however, that Landlord's exercise of such rights of entry shall not inhibit, interfere with or adversely affect Tenant's normal business operation.

         Section 11.03 Return of Leased Premises. Upon the final termination of this Lease, Tenant agrees to surrender the Leased Premises to Landlord in as good condition as it was received by Tenant, ordinary wear, tear, effects of the elements and Landlord's repair and maintenance obligations as set forth in Section 5.02 excepted.

                                  ARTICLE XII
                                    Default

         Section 12.01 Default by Tenant. Any one or more of the following shall be deemed to be an Event of Default (herein so called) by Tenant under this Lease:

         A. Tenant shall fail to pay to Landlord as and when due any installment of rent or any other payment hereunder for a period of ten (10) days after written notice to Tenant of such failure;

         B. Tenant shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of rent or other monetary payment required pursuant to this Lease, and the failure is not cured within thirty (30) days after written notice to Tenant or if the failure cannot be cured within thirty (30) days and Tenant fails to commence and diligently pursue curing the failure within the thirty (30) days to a conclusion reasonably satisfactory to Landlord within a reasonable time after Such notice;

         C. Tenant shall file in any court a petition for relief under the United States Bankruptcy Code 11 U.S.C. Sections 101, et seq. (the "Code");

         D. An involuntary petition for relief under the Code shall be filed against Tenant, and such petition shall not be denied, dismissed, or withdrawn within one hundred twenty (120) days after the date of filing thereof;

         E.      Tenant shall make an assignment for the benefit of creditors;

         F. A receiver shall be appointed for any properly of Tenant by order of a court of competent jurisdiction in a judicial case or proceeding commenced by Tenant;

         G. A receiver shall be appointed for any property of Tenant by order of a court of competent jurisdiction in a judicial case or proceeding commenced against Tenant, and such receivership shall not be dismissed or withdrawn within one hundred twenty (120) days from the date of such appointment;

         H. A trustee, receiver, or agent under applicable law or under a contract, or other "custodian" within the meaning of Section 101(11), of the Code, is appointed by a court having lawful jurisdiction or authorized to take charge of property of Tenant for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of Tenant's creditors; or

         I.      Tenant or its trustee shall "reject" within the meaning of
Section 365 of the Code:

                 1. Between March 1, 1992, and February 28, 1995, Tenant rejects any of the Taylor Leases (defined in Section 12.03);

                 2. Between March 1, 1995, and February 29, 1996, Tenant rejects more than 30% of the Taylor Leases;

                 3. Between March 1, 1996' and February 28, 1997, Tenant rejects more than 50% of the Taylor Leases; or

                 4.       After March 1, 1997, this Lease.

         J.      Cross-default provisions:

                 1. Between March 1, 1992, and February 28, 1995, the occurrence and continuation beyond the applicable cure period of an Event of Default on the part of Tenant (except for a Bonafide Dispute as defined in Article XV) under any of the Taylor Leases shall be an Event of Default under this Lease.

                 2. Between March 1, 1995, and February 29, 1996, the occurrence and continuation beyond the applicable cure period of an Event of Default on the part of Tenant (except for a Bonafide Dispute as defined in Article XV) in more than 30% of the Taylor shall be an Event of Default under this Lease.

                 3. Between March 1, 1996, and February 28, 1997, the occurrence and continuation beyond the applicable cure period of an Event of Default on the part of Tenant (except for a Bonafide Dispute as defined in Article XV) in more than 50% of the Taylor Leases shall be an Event of Default under this Lease.

                 4. After March 1, 1997, the occurrence and continuation beyond the applicable cure period of an Event of Default under any other Taylor Lease shall not be an Event of Default under this Lease.

         Section 12.02 Bankruptcy by Tenant. In the event Tenant shall, voluntary or involuntarily, become a debtor in a case under the Code, Tenant and Landlord agree that the following provisions shall apply:

         A. From the date of the order for relief, Tenant or its trustee shall timely perform all of Tenant's obligations under this Lease, except those Events of Default specified in subsections C and D of Section 12.01, arising from and after the order for relief until this Lease is assumed or rejected. Tenant or its trustee shall in accordance with the Code and the Federal Rules of Bankruptcy

Procedure provide to Landlord all notices relating to: (1) assumption or rejection of this Lease or any of the Taylor Leases; (2) any intention to abandon the Lease or any of the Taylor Leases; and (3) all other pleadings, motions, proceedings, and orders that may affect Tenant's performance of this Lease or any of the Taylor Leases and recovery by Landlord of all amounts due it under this Lease or any of the Taylor Leases.

         B. Tenant or its trustee shall assume or reject this Lease and all of the Taylor Leases promptly in accordance with the Code or such longer time as the Bankruptcy Court may permit.

         C. If Tenant or its trustee wishes to assume this Lease or any of the Taylor Leases, Tenant or its trustee shall:

                 1. Cure, or provide Adequate Assurance (as hereinafter defined) that Tenant or its trustee will promptly cure the Events of Default under this Lease and all of the Taylor Leases that are required to be cured in accordance with the Code;

                 2. In accordance with the Code, compensate, or provide Adequate Assurance that Tenant or its trustee will promptly compensate, Landlord for all actual pecuniary loss to Landlord resulting from each Event of Default, including, without limitation, all accrued but unpaid interest, reasonable attorneys' fees costs, and expenses if allowed by the Code; and

                 3. Provide Adequate Assurance of future performance by Tenant or its trustee under this Lease and all of the Taylor Leases.

         D. Tenant or its trustee shall not assign this Lease or any of the Taylor Leases without prior approval of the Bankruptcy Court and provided that:

                 1. Tenant or its trustee has first assumed this Lease and all of the Taylor Leases in accordance with the provisions of Section 12.02; and

                 2. The assignee of this Lease and all of the Taylor Leases has first provided Adequate Assurance to Landlord of such assignee's future performance of this Lease and all of the Taylor Leases, whether or not there has been an Event of Default in this Lease or any of the Taylor Leases.

         E. As used in this Section 12.02, the term "Adequate Assurance", unless otherwise determined by the Bankruptcy Court means, with respect to either Tenant or its trustee or assignee of this Lease or any of the Taylor Leases, as the case may be, that such party has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the obligations of Tenant under this Lease and all of the Taylor Leases will be fully and timely performed and that the Leased Premises will at all times be stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Leased Premises.

         Section 12.03 Taylor's Leases. Landlord and Tenant acknowledge that on the same date as this Lease, Tenant has entered into various other leases with Landlord, Landlord's affiliates and other; containing similar terms as this Lease and more particularly described in Exhibit "F" attached hereto (the "Taylor Leases"), all being done pursuant to the provisions of the Stock Acquisition Agreement.

         Section 12.04 Default by Landlord. If Landlord should fail to keep and perform any of the covenants and agreements of this Lease, other than those included in the definition of Bonafide Dispute in Section 15.01, Tenant shall give written notice of such default to Landlord. Should such default continue to exist at the -ration of thirty (30) days after such notice has been given, or should Landlord not be proceeding with due diligence to correct same or if failure cannot be cured within thirty (30) days and Landlord fails to commence and diligently pursue curing the failure within the thirty (30) days to a conclusion reasonably satisfactory to Tenant within a reasonable time after such notice, then Tenant may correct such default at Landlord's expense, including reasonable attorney's fees which may be incurred by Tenant in enforcing the provisions of this Lease. Any payment due under this Section shall be paid upon ten (10) days notice. If such payment is not so paid, Tenant may set off same against the rent as provided in Section 3.05.

         Section 12.05 Waiver of Default. Any assent or waiver, express or implied, by Landlord or Tenant to any breach of any agreement, covenant, or obligation herein contained, shall operate as such only in the specific instance and shall not be construed as an assent or waiver of any such agreement, covenant, or obligation generally, or of any subsequent breach thereof. The various rights, powers, elections, and remedies of Landlord and Tenant contained in this Lease shall be construed as cumulative, and no one of them is exclusive of the other, or exclusive of any rights or priorities, allowed by law, and no rights shall be exhausted by being exercised on one or more occasions.

                                  ARTICLE XIII
                                    Remedies

         Section 13.01 Landlord's Remedies for Tenant's Default. Upon the occurrence of an Event of Default by Tenant and the continuance of the Event of Default beyond the applicable cure periods, Landlord shall have the option during such~continuance to pursue any one or more of the remedies set forth below without any additional notice or demand:

         A. Landlord may enter upon and take possession of the Leased Material in accordance with applicable law, by picking or changing locks if not prohibited thereby, and lock out, expel, or remove Tenant and any other person who may be occupying or using all or any part of the Leased Material without being liable for any claim for damages except those resulting from Landlord's willful misconduct or negligent acts and without terminating this Lease, and relet the Leased Material on behalf of Tenant and receive directly the rent by reason of the reletting. Tenant agrees to pay Landlord on demand as and when due all rent and other sums due Landlord under this Lease less all sums received by Landlord by reason of reletting after deducting all expenses incurred by Landlord that may arise by reason of any reletting of the Leased Material (the Deficiency"); provided, however, Tenant's obligation to pay any Deficiency shall be limited as follows: (I) if the occurrence of an Event of Default which prompts Landlord to take possession of the Leased Material occurs prior to February 28, 1993, Tenant's obligation to pay any Deficiency shall terminate on February 28, 1997; or (ii) if the occurrence of an Event of Default which prompts Landlord to take possession of the Leased Material occurs after February 28,1995, Tenant's obligation to pay Deficiencies shall cease 24 months after the occurrence of such Event of Default or the expiration of the term of this Lease, whichever first occurs. If Landlord fails to relet the Leased Premises within 24 months from the occurrence of an Event of Default which prompts Landlord to such taking of possession of the Leased Material, then this Lease shall be deemed to have been terminated and shall be of no further force or effect after such 24 month period or on February 28,1997, whichever last occurs; and/or

         B. Landlord may terminate this Lease, in which event, Tenant shall immediately surrender the Leased Material to Landlord, and if Tenant fails to surrender the Leased Material, Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent, enter upon and take possession of the Leased Material, in accordance with applicable law by picking or changing locks if not prohibited thereby, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the Leased Material without being liable for any claim for damages except those resulting from Landlord's willful misconduct or negligent acts. Tenant agrees to pay Landlord on demand as and when due any Deficiency that may arise by reason of such termination; provided, however, Tenant's obligation to pay any Deficiency shall be limited as follows: (I) if the occurrence of an Event of Default which prompts Landlord to terminate this Lease occurs prior to February 28, 1995, Tenant's obligations to pay any Deficiency shall terminate on February 28, 1997; or (ii) if the occurrence of an Event of Default which prompts Landlord to terminate this Lease occurs after February 28,1995, Tenant's obligation to pay any Deficiency shall cease 24 months after the occurrence of such Event of Default or the expiration of the this Lease, whichever first occurs. If Landlord fails to relet the Leased Material within 24 months from the occurrence of an Event of Default which prompts Landlord to terminate the Lease, then this Lease shall be deemed to have been terminated and shall be of no further force or effect after such 24 month period or on February 28, 1997, whichever last occurs.

                                  ARTICLE XIV
                   First Right of Refusal and Purchase Option

         Section 14.01 Tenant's Right of Refusal. At any time or times during the term of this Lease or any extensions thereof, if Landlord receives a bona fide offer for the purchase or acquisition in any form of all or any part of its interest in the Leased Material, Landlord shall either refuse such offer or give Tenant written notice setting out the full details of such offer, which notice, among other things, shall specify the name of the offeror, the terms of payment, whether cash or credit, and, if on credit, the time and interest rate, type of conveyance documents, as well as, any and all other consideration being received or paid in connection with such proposed transaction, as well as any and all other terms, conditions, and details of such offer. Upon receipt of the notice with respect to such offer, Tenant, if not in default under this Lease at the time it exercises said option, shall have the exclusive right and option exercisable at any time during a period of thirty (30) days from Landlord's notice, to purchase or acquire the Leased Material at the same price and on the same terms and conditions of the offer as set out in such notice.
If Tenant decides to exercise the option, it shall give written notification to this effect to Landlord within such thirty (30) day period, and said sale and purchase (or acquisition) shall be closed within ninety (90) days thereafter. If Tenant does not elect to exercise its option, Landlord shall be so notified in writing within such thirty (30) day period and Landlord shall be free to sell the Leased Material, but only within one hundred fifty (150) days after Tenant's notice of refusal. Such sale, if permitted, shall be made at the price or any higher price and substantially upon the terms and conditions and to the person described in the re-red notice.

         Section 14.02 Tenant's Purchase Option. In consideration of Tenant entering into this Lease, Landlord hereby grants Tenant the right to purchase fee simple title to the Leased Premises at any time during the initial or any extended term of this Lease for a total aggregate price of $________ (the "Stated Price') or the appraised price provided below; provided Tenant is not in default under this Lease at the time it exercises said option. In the event Tenant desires to so execute this option to purchase the Leased Premises, it shall so notify Landlord of its intent to so purchase. The notice to Landlord shall state whether or not Tenant is willing to purchase the Leased Premises at the Stated Price. If Tenant is not willing to purchase the Leased Premises at the Stated Price, Tenant shall set forth in the notice the price it is willing to pay (the "Suggested Price") for the Leased Premises. If Tenant and Landlord are willing to purchase and sell the Leased Premises at the Stated Price or the Suggested Price, the sale of the Leased Premises shall be completed as set forth in Section 14.03. if Landlord does not agree to sell the Leased Premises for the Stated Price or the Suggested Price, Landlord shall give Tenant notice of such refusal. Tenant shall then have the Leased Premises appraised ("Tenant's Appraisal") and deliver the written appraisal to Landlord. If Landlord is not willing to sell the Leased Premises at the value shown in Tenant's Appraisal, Landlord shall have the Leased Premises appraised ("Landlord's Appraisal"). If the value of the Leased Premises shown in Landlord's Appraisal is within five percent (5.0%) of the value shown in Tenant's Appraisal, the purchase price of the Leased Premises shall be equal to the average of the two (2) appraisals. If there is more than five percent (5.0%) variance between the two (2) appraisals, then the two (2) appraisers shall select a third appraiser to appraise the Leased Premises. After the third appraiser has completed his appraisal, the appraisers shall all attempt to agree on the fair market value of the Leased Premises. If any two (2) of the appraisers agree on the fair market value of the Leased Premises, they shall issue a written report and deliver it to Landlord and Tenant stating the agreed fair market value of the Leased Premises which shall be the price to be paid by Tenant to Landlord for the Leased Premises. If two (2) of the appraisers are unable to agree as to the fair market value for the Leased Premises, the two (2) original appraisers shall select another appraiser who shall appraise the Leased Premises and go through the same process to determine the fair market value for the Leased Premises. This process shall be repeated until at least two (2) of the appraisers, including at least one of the original appraiser; agree on the fair market value of the Leased Premises which shall be the price to be paid by Tenant to Landlord for the Leased Premises. If and when the fair market value of the Leased Premises is determined by the appraisal method set forth above, the sale of the Leased Premises shall be completed as set forth in Section 14.03. All appraisers appraising the Leased Premises shall have MAN and State Certified Real Estate Appraiser designations and shall be familiar with appraising real estate similar to the Leased Premises. The phrase "fair market value" as used above shall mean the sum of money a willing buyer and seller would be willing to pay and accept for the purchase and sale of the Led Premises taking into account all factors that the appraiser deems relevant.

         Section 14.03 Tenant's Closing of Purchase. Within thirty (30) days after the purchase price of the Leased Premises has been determined as set forth in Section 14.02, unless otherwise agreed, Landlord shall deliver a special warranty deed conveying good title to the Leased Premises free and clear from any and all encumbrances except easements or encumbrances existing as of the date of this Lease other than those for indebtedness, and Tenant shall tender payment in good funds of the purchase price as determined in
Section 14.02. Landlord agrees to provide a survey and an owner's policy of title insurance covering the Leased Premises in the amount as determined in
Section 14.02. Closing cost and expenses of the sale of the Leased Premises shall be borne as follows:

         A. Landlord shall be obligated for and shall pay (i) premium for owner's policy of title insurance; (ii) one-half of any escrow fee, if any;
(iii) Landlord's attorney's fees; (iv) up to $200.00 on survey costs; (v) title curative matter; if any; (vi) cost of Landlord's Appraisal, if any; and (vii) one-half of the cost of appraisals other than Tenant's Appraisal, if any.

         B. Tenant shall be obligated for and shall pay (i) costs of recording the deed and deed of trust, if any; (ii) one-half of escrow fees, if any; (iii) Tenant's attorney's fees; (iv) survey costs in excess of $200.00;
(v) cost of Tenant's Appraisal, if any; and (vi) one-half of the cost of appraisals other than Landlord's Appraisal, if any.

         C. Rentals shall be prorated as of the date title to the Leased Premises is vested in Tenant.

         Section 14.04 Adjustments to Stated Price. if Landlord consummates a sale of the Leased Premises to a third party, in accordance with the express provisions set forth in Sections 14.01 or 14.02, then the Stated Price as defined in Section 14.02 shall be automatically adjusted upward or downward to be 103% of the actual price paid by the third party purchaser for said Leased Premises in such consummated sales transaction. Landlord shall notify Tenant as to the amount of such price and provide satisfactory documentation such as the closing statement corresponding to such transaction. Such adjusted Stated Price shall be effective prospectively as if originally set forth in said
Section 14.02 until the occurrence of any subsequent adjustment thereto pursuant to the terms hereof.

         Section 14.05 Covenants Run with Title to Leased Premises. The covenants set forth in Sections 14.01-14.04 shall remain in full force and effect and any sale of the Leased Premises by Landlord to a third party shall be made subject to the terms and conditions of these covenants. These covenants shall run with the land and bind Landlord, his heirs, successors and assigns and shall remain in full force and effect until exercised by Tenant or until this Lease expires by its terms or is otherwise terminated in accordance with the terms and conditions hereof.

                                   ARTICLE XV
                    Arbitration of Certain Bonafide Disputes

         Section 15.01 Bonafide Disputes. Landlord and Tenant agree that there may arise genuine differences of opinion and legitimate disputes of a substantial and material nature regarding matters such as Tenant's offset rights, Landlord's maintenance responsibilities, reconstruction of damaged or destroyed Landlord's improvements, allocation of a compensation award in connection with an eminent domain proceeding, Tenant's first right of refusal or purchase option and certain other matters under the Lease, more particularly, controversies or claims arising out of or relating to a disagreement or dispute under Sections 3.05, 4.01, 5.02, 7.01, 14.01, 14.02 and &03 of this Lease. Therefore, Landlord and Tenant hereby agree that either Landlord or Tenant may submit a claim or controversy arising under the above-referenced Sections of this Lease which involves an amount in dispute of at least $2,000 to arbitration in accordance with the rules of the American Arbitration Association (the "AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof and shall be binding upon the parties hereto subject to the additional provisions of Section 15.02 hereinbelow. If Tenant believes in good faith that Landlord has failed to perform any duty or obligation under the above-referenced Sections of the Lease or if Landlord believes in good faith that Tenant has failed to perform any duty or obligation set forth in the above-referenced Sections of the Lease, and the amount in controversy is at least $2,000, then either parry may elect to notify the other in writing of such alleged failure to perform and set forth in reasonable detail the particulars of such allegation, thereby constituting such claim or controversy as a "Bonafide Dispute". Landlord and Tenant agree to meet if necessary and to discuss or negotiate in good faith in order to attempt to resolve any such Bonafide Dispute for a period of ten (10) days after the sending of any such notice. If no resolution is forthcoming either party may then submit such Bonafide Dispute to arbitration as provided in Section 15.02 hereof. During the pendency of such Bonafide Dispute, that is, from the initiation thereof until it is finally resolved by the parties whereby an arbitration award, neither Landlord nor Tenant shall be considered to be in default" under the terms of this Lease due to any act or omission directly related to a Bonafide Dispute nor shall such act or omission be construed as an Event of Default hereunder.

         Section 15.02 Arbitration. In the event either Landlord or Tenant submits a claim or controversy to the AAA as provided in Section 15.01, Landlord and Tenant hereby agree that (a) any decision of the arbitrators shall be final, nonappealable and binding, (b) any arbitration proceeding or hearings in connection with any dispute hereunder shall be held in Houston, Texas and the hearing will commence within thirty (30) days after receipt by the AAA of an arbitration notice, and (C) any fees of arbitration, attorneys' fees of the prevailing party and transcript cost, shall be paid by the unsuccessful party in the arbitration, unless otherwise determined by the arbitrators. The arbitration notice shall be sent from either the Landlord to Tenant or Tenant to the Landlord expressing the intention to arbitrate with the AAA a disagreement and the nature of the disagreement. Simultaneously therewith, the Landlord or Tenant, as the case may be, shall transmit two copies of the arbitration notice to the regional office of the AAA which includes within its boundaries Houston, Texas, along with a copy of this Lease, thereby submitting such dispute for arbitration. The failure by Landlord or Tenant to comply with the terms of an arbitrator's award shall constitute a default under the terms of this Lease.

                                  ARTICLE XVI
                                 Miscellaneous

         Section 16.01 Notice. Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service thereof of such notice to the Tenant if in writing addressed to the Tenant at 10700 North Freeway, Suite 500, Houston, Texas 77037, Attention: Attention:
John D. Hemphill, and deposited in the mail, postage prepaid, registered or certified mail, return receipt requested and if such notice is to the Landlord in writing addressed to the Landlord at P.O. Box 9000, Amarillo, Texas, 79105-9000 and deposited in the mail with postage prepaid, registered or certified mail, return receipt requested, with any notice of change of address and in the same manner as above described.

         Section 16.02    Estoppel Certificate.   Landlord and Tenant mutually
agree to cooperate with each other regarding requests for estoppel certificates and without cost to the responding party each will, at any time and from time to time, upon not less than ten (10) days prior request by the other, execute, acknowledge, and deliver to the requesting party a statement in writing executed by Landlord or Tenant as appropriate, certifying that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications) and the date to which the rent has been paid, and either stating that to the knowledge of the signer of such certificate, no default exists hereunder or specifying each such default of which the signer may have knowledge; it being intended that any such statement by the signer may be relied upon by any prospective purchaser or mortgagee of the Leased Premises or any leasehold interest therein. Any Tenant Estoppel Certificate requested by Landlord shall be substantially in the form of the attached Exhibit"E".

         Section 16.03 Binding Effect. It is further covenanted and agreed that each and every one of the terms, agreements, covenants and obligations herein contained shall be binding upon all the parties hereto and their respective successors and permitted assigns. The execution and delivery of, and performance by Landlord and Tenant under this Lease have been duly authorized by all requisite corporate action; are not in contravention of any applicable law or the terms of Landlord's or Tenant's Articles of Incorporation, Bylaws, or other charter documents. This Lease, when executed and delivered by Landlord and Tenant, will constitute the valid, legal, and binding obligation of Landlord and Tenant enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to or affecting the enforcement of creditors' rights generally.

         Section 16.04 No Partnership. The relationship between Landlord and Tenant at all times shall remain solely that of "Landlord and Tenant" and not be deemed a partnership or joint venture.

         Section 16.05 Legal Construction. In case anyone or more of the provisions contained in this agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision thereof and this agreement shall he construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

         Section 16.06 Entire Agreement. It is mutually agreed that the terms, agreements, covenants and obligations herein are the full and complete terms of this Lease; and, that no alterations, amendments or modifications of said terms shall be binding unless first reduced to writing and signed by both parties hereto.

         Section 16.07 Memorandum of Lease. Landlord and Tenant agree at any time, on request of either party, to execute a short form or memorandum of this Lease in a form substantially similar to that attached as Exhibit "H", permitting its recording in the real estate records of the counties where the Leased Premises are located.

         Section 16.08 Interest. All sums of money not paid by Tenant when due and all sums of money paid by Landlord which are due by Tenant shall bear interest from the due date or from the date paid by Landlord at the lesser of the highest legal rate of interest or eighteen percent (18.0%) per annum. All sums of money not paid by Landlord when due and all sums of money paid by Tenant which are due by Landlord shall bear interest from the due date or from the date paid by Tenant at the lesser of the highest legal rate of interest or eighteen percent (18.0%) per annum.

         Section 16.09 Attorney's Fees. If any action at jaw or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees from the other party, which fees may be set by the Court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

         Section 16.10 Texas Law to Apply. This Lease shall be construed under, and in accordance with the laws of the State of Texas. In the event a lawsuit is filed to enforce the provisions of this Lease, venue shall be proper in Dallas County, Texas.

         Section 16.11 Rights and Remedies Cumulative. The rights and remedies provided by this Lease are cumulative, and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. These rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

         Section 16.12 Waiver of Default. No waiver by either party of any default or breach of any term, condition, or covenant of this Lease shall be deemed to be waiver of any other breach of the same or any other term, condition, or covenant of this Lease.

         Section 16.13 Time of Essence. Time is of the essence of this Lease.

         Section 16.14 Gender. Whenever used, the singular shall include the plural, the plural the singular, and the use of any gender shall include all genders.

         Section 16.15 Captions. The paragraph captions and titles are included only for convenience and shall not be used to define or construe any portion of this Lease.

         IN WITNESS WHEREOF, the Lease Agreement is executed in triplicate, any copy of which shall constitute an original, effective as of the St. day of March, 1992.

LANDLORD:                                  TENANT:
SALT FORK COMPANY, INC.                    TAYLOR PETROLEUM, INC.



By:                                        By:
   -----------------------                 -------------------------
     Larry Jack Taylor                     Larry Jack Taylor
     President                             President

THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

         Before me, the undersigned authority, on this day personally appeared Larry Jack Taylor, President of Salt Fork Company, Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         Given under my hand and seal of office this the __ day of _________________,1992.


                                        ________________________________________
                                        Notary Public, State of Texas

My Commission Expires:

______________________



THE STATE OF TEXAS  )
                    )
COUNTY OF HARRIS    )

         Before me, the undersigned authority, on this day personally appeared Larry Jack Taylor, President of Taylor Petroleum, Inc., a corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         Given under my hand and seal of office this the ___________ day of ___________,1992.


                                        ________________________________________
                                        Notary Public, State of Texas

My Commission Expires:

______________________